UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2016

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 300, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into Material Definitive Agreement.

On January 6, 2016, Tropicana Entertainment Inc. (the “Company”), through its wholly owned subsidiary, Aztar Indiana Gaming Company, LLC d/b/a Tropicana Evansville (“Tenant”), entered into a Sixth Amendment to Lease Agreement among the City of Evansville, Indiana (the “City”), acting by and through the Redevelopment Commission of the City of Evansville, Indiana, organized and operating under IC 36-7-14 (the “Commission”), Tenant, and New Tropicana Opco, Inc., a wholly owned subsidiary of the Company, as guarantor (“Opco”) (the “Lease Amendment”).  The Lease Amendment amends that certain Evansville Riverboat Landing Lease, dated May 2, 1995, among the Commission, Tenant and Opco, as such lease has been amended from time to time (the “Lease”).  The Lease Amendment becomes effective on the later of (i) the date the vacation of that portion of 3rd Avenue required for the Tropicana Development Project (as described herein) is final and non-appealable, and (ii) the date the Lease Amendment and the Tropicana Development Project is approved by the Indiana Gaming Commission (such date, the “Effective Date”).  If the Effective Date does not occur by March 31, 2016 (the “Outside Effective Date”), the Lease Amendment shall be null and void, provided that if the Indiana Gaming Commission has approved the Lease Amendment and Tropicana Development Project by such date and the vacation of 3rd Avenue is then pending or within an appeal period, then the Outside Effective Date shall be extended to the date that the determination with respect to such vacation is final and non-appealable.  Pursuant to the terms of the Lease Amendment, Tenant has the option to extend the term of the Lease, for subsequent Extended Terms (as defined in the Lease Amendment) ending on November 30, 2055.

The Lease Amendment requires Tenant to make a rent prepayment of an aggregate amount of Twenty-Five Million Dollars ($25,000,000) (the “Rental Prepayment”).  In anticipation of the execution of the Lease Amendment, Tenant paid Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the “Prepayment”) of the Rental Prepayment on December 30, 2015. If the Lease Amendment becomes null and void, such Prepayment will be promptly refunded to Tenant. The remaining Twelve Million Five Hundred Thousand Dollars ($12,500,000) of the Rental Prepayment will be due upon the opening of the Tropicana Development Project to the public.  The Rental Prepayment will be applied as a credit against rent over a period of one hundred twenty (120) months beginning with the first full calendar month after the Tropicana Development Project opens to the public in an amount of Two Hundred Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($208,333.33) per month.

Pursuant to the terms of the Lease Amendment, Tenant intends to construct a new street level landside gaming facility (the “Tropicana Development Project”) on real property currently owned and/or leased by Tenant between its two hotels, Tropicana Hotel and Le Merigot Hotel, and on a portion of 3rd Avenue between Riverside Drive and NW 1st Street in Evansville, Indiana.  The Tropicana Development Project is planned to encompass approximately 70,000 square feet of enclosed space (including approximately 40,000 square feet of casino floor, additional food and beverage outlets and back of house space).  The Company estimates that the development costs for the Tropicana Development Project will be at least Fifty Million Dollars ($50,000,000) (inclusive of all soft and hard construction costs, furniture, fixtures, equipment (including incremental gaming equipment purchased after November 12, 2015 and during the development period of the Tropicana Development Project for use therein)) (the “Redevelopment Commitment”).  The Company anticipates commencement of construction during the 2nd quarter of 2016 (subject to receipt of approvals and permits) and completion within 18 to 24 months thereafter.  Under the Lease Amendment, in order to facilitate the Tropicana Redevelopment Project, Tenant will exercise its best efforts to enter into agreements with the construction trades and shall comply with all applicable Indiana Gaming Commission MBE and WBE requirements in connection with the Tropicana Development Project.  In addition, the City will facilitate notice and conduct public meetings necessary to accomplish the vacation of 3rd Avenue between NW Riverside Drive and 1st Street (at no expense to the City) within thirty (30) days of full execution of the Lease Amendment and shall provide support and technical (but not monetary) assistance to Tenant related to relocation of utilities within the vacated portion of 3rd Avenue and otherwise required in connection with the Tropicana Development Project and approvals for related roadway infrastructure, traffic and signage related to the Tropicana Development Project.

Pursuant to the terms of the Lease Amendment, Tenant shall receive a redevelopment credit in the aggregate amount of Twenty Million Dollars ($20,000,000) (the “Redevelopment Credits”), which shall be ratably reduced if Tenant does not satisfy the Redevelopment Commitment as to development costs or square footage.  The Redevelopment Credits will be applied as a credit against rental payments over a period of one hundred twenty months (120) months in the amount of One Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and 67/100 Dollars ($166,666.67) Dollars per month beginning on the later of (i) the first full calendar month after the opening to the public of the Tropicana Development Project, or (ii) January 1, 2018.

In connection with the Tropicana Development Project, the Commission desires that the Evansville LST 325 Maritime vessel (the “LST 325”) be docked in place of the current Tenant riverboat casino. Pursuant to the terms of the Lease Amendment, within five (5) business days following the Effective Date, Tenant will contribute One Million Dollars ($1,000,000) to the Port Authority of Evansville (“Port Authority”) for use in connection with the preparation of the site for mooring and use of the LST 325, including required dredging and installation of loading ramps and construction of related facilities (including a ticket counter, maritime museum and/or gift shop to be located within the existing Pavilion Building) (the “LST Development Project”).  Further, within one hundred twenty (120) days of opening the Tropicana Development Project to the public, subject to reasonable extensions due to seasonal conditions and U.S. Coast Guard approvals (the “Removal Date”), Tenant will remove its current riverboat casino and ramping system from its current location.  In addition, on or before the Removal Date, Tenant will also make available to the City, the Commission and/or the Port Authority that portion of the Leased Premises (as defined in the Lease Amendment) reasonably required in connection with the LST Development Project for the balance of the term of the Lease pursuant to a rent-free sublease agreement and other customary agreements containing commercially reasonable terms to be negotiated in good faith by the parties and providing for the free use by visitors to the LST 325 of Tenant’s parking structure The Tenant will also, on or before the Removal Date, make available to the City, the Commission, the Port Authority and/or a non-profit space within the existing Pavilion Building reasonably acceptable to the Commission and Tenant to locate a ticket counter, maritime museum and/or gift shop.  Pursuant to the terms of the Lease Amendment, if the LST 325 Development Project is not accomplished or is discontinued, the LST 325 Contribution, the dock area and the space in the Pavilion Building may be used for another use beneficial to the City that is not incompatible to or in competition with Tenant’s operation.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Lease Amendment, and is subject to and qualified in its entirety by reference to the full text of the Lease Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements about Tropicana’s plans, strategies, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the scope and cost of the Company’s planned Tropicana Evansville development project, its ability to proceed with and complete the development project, and the Company’s ability to obtain regulatory and other approvals and permits necessary to proceed with the development, the ability of Tropicana to finance the development project and the anticipated benefits of the development project.  Such forward-looking statements represent Tropicana’s estimates and assumptions only as of the date of this press release, and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, without limitation, risks related to receipt of required regulatory approvals and permits in order to commence and complete construction within planned timeframes, if at all, risks generally associated with large construction and development projects including environmental, weather interruptions and labor disputes, and risks relating to designing and developing the planned Tropicana Evansville project within estimated budgets.  Moreover, Tropicana’s business, including its planned Tropicana Evansville development project, may be adversely affected by other economic, business, regulatory and/or competitive factors.  Other factors that could adversely affect the Company’s business and prospects are described in Tropicana’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Sixth Amendment to Lease Agreement, dated January 5, 2016, among the City of Evansville, Indiana, acting by and through the Redevelopment Commission of the City of Evansville, Indiana, organized and operating under IC 36-7-14, Aztar Indiana Gaming Company, LLC, as tenant, and New Tropicana Opco, Inc., as guarantor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: January 6, 2016
	By:	/s/ Theresa Glebocki
	Name:	Theresa Glebocki
	Title:	Executive Vice President, Chief Financial Officer and Treasurer